Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-127700, No. 333-156306, No. 333-168780, No. 333-210693 and No. 333-217190) and Form F-3 (No. 333-210692) of our report dated April 11, 2016, relating to the financial statements and financial statement schedule of The9 Limited, its subsidiaries and its variable interest entities (the “Group”), appearing in this Annual Report on Form 20-F of The9 Limited for the year ended December 31, 2017.

Deloitte Touche Tohmatsu Certified Public Accountants LLP
/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 27, 2018